UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 15, 2003

DYNATEM, INC.

(Exact name of Registrant as specified in its charter)

California	0-16250	95-3627099

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

23263 Madero, Suite C, Mission Viejo, California 92691

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (949) 855-3235

(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE.

Effective January 15, 2003, Dynatem, Inc. (the “Company”) received a purchase order from one of the Company’s current customers for the delivery of the Company’s DPC2 systems with an aggregate gross revenue value in excess of $1,000,000 (the “Systems”). All Systems are scheduled for shipment prior to March 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATEM, INC.

Date: January 27, 2003	By:	/s/ MICHAEL HORAN
Michael Horan, President